Company Contact:	Investor Relations Contact:
Senesco Technologies, Inc.	FD
Bruce Galton	Brian Ritchie
Chief Executive Officer	(brian.ritchie@fd.com)
(bgalton@senesco.com)	(212) 850-5600
(732) 296-8400

CERTAIN SENESCO INSIDERS TO PURCHASE SENESCO SECURITIES HELD BY STANFORD VENTURE CAPITAL HOLDINGS AND BY STANFORD INTERNATIONAL BANK

NEW BRUNSWICK, N.J. – November 9, 2009 -- Senesco Technologies, Inc. ("Senesco" or the "Company") (NYSE Alternext US: SNT) reported today that certain insiders of Senesco Technologies, Inc., a Delaware corporation (“Buyers”), have entered into definitive stock purchase agreements to purchase all of the convertible debentures, warrants and common stock (the “Securities”) of the Company which are held by Stanford Venture Capital Holdings, Inc. and/or Stanford International Bank, Ltd. (collectively “Seller”).

The transaction is subject to the approval of the United States District Court for the Northern District of Texas, Dallas Division, as well as other closing conditions as further set forth in a Form 8-K which will be filed by the Company simultaneously herewith.  Depending on the timing of Court approval, the transaction may close in two separate closings independent of each other.

“The purchase of the Stanford position by several of the board members of Senesco demonstrates the continued confidence and enthusiasm for the Company’s ongoing efforts.  It also ensures that this position is in the hands of individuals who hold the Company’s interest in high regard.  We are grateful for their participation,” noted Harlan Waksal, M.D., Senesco’s Chairman of the Board.

About Senesco Technologies, Inc.

Senesco has initiated preclinical research to trigger or delay cell death in mammals (apoptosis) to determine if its technology is applicable in human medicine. Accelerating apoptosis may have applications to the development of cancer treatments. Delaying apoptosis may have applications to certain diseases such as glaucoma, ischemia and arthritis, among others. Senesco takes its name from the scientific term for the aging of plant cells: senescence. The Company has developed technology that regulates the onset of cell death. Delaying cell breakdown in plants extends freshness after harvesting, while increasing crop yields, plant size and resistance to environmental stress for flowers, fruits and vegetables. In addition to its human health research programs, the Company believes that its technology can be used to develop superior strains of crops without any modification other than delaying natural plant senescence. Senesco has partnered with leading-edge companies engaged in agricultural biotechnology and earns research and development fees for applying its gene-regulating platform technology to enhance its partners' products. Senesco is headquartered in New Brunswick, N.J.

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the ability of the Company to consummate additional financings; the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and joint ventures; the success of the Company's license agreements; the successful conversion of the Company’s letter of intent into a license agreement; the acceptance by the market of the Company’s products; success of the Company’s preliminary studies and preclinical research; competition and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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